                                                                     EXHIBIT 4.4

                                AMENDMENT NO. 3
                                     TO THE
                             FFMC SAVINGS PLUS PLAN


             THIS IS AN AMENDMENT to the FFMC Savings Plus Plan (the "Plan") made this 7th day of November, 1994 by First Financial Management Corporation, a Georgia corporation (the "Company"), and Wachovia Bank of Georgia, N.A., the trustee (the "Trustee").

                              BACKGROUND STATEMENT

             The Company and the Trustee desire to amend the Plan to comply with certain changes in the law regarding qualified employee benefit plans under the Tax Reform Act of 1986 and subsequent legislation and regulations and to make certain other changes in the design of the Plan, effective January 1, 1995. Therefore, the Plan is amended in the following respects, such amendment to be effective generally as of January 1, 1987 or as otherwise specified below:

                                       1.

             Section 1.4 is amended effective January 1, 1994 by deleting the last sentence thereof and by substituting the following:

             "For any Plan Year beginning on or after January 1, 1989 and before January 1, 1994, Base Compensation shall not exceed $200,000 (adjusted as provided under section 401(a)(17) of the Code). Effective for any






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             Plan Year beginning on or after January 1, 1994, Base Compensation shall not exceed $150,000 (adjusted as provided under section 401(a)(17) of the Code). For purposes of applying the foregoing limitations on Base Compensation, the family aggregation rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants who have not attained age 19 before the close of the year."

                                       2.

             Section 1.30 is amended effective January 1, 1994 by deleting the last sentence thereof and by substituting the following:

             "For any Plan Year beginning on or after January 1, 1989 and before January 1, 1994, Total Compensation shall not exceed $200,000 (adjusted as provided under section 401(a)(17) of the Code). Effective for any Plan Year beginning on or after January 1, 1994, Total Compensation shall not exceed $150,000 (adjusted as provided under section 401(a)(17) of the Code). For purposes of applying the foregoing limitations on Total Compensation, the family aggregation rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include





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             only the spouse of the Employee and any lineal descendants who have not attained age 19 before the close of the year."

                                       3.

             Subsection 1.37(a) is amended effective January 1, 1995 by adding the following at the end of such subsection:

              "Effective January 1, 1995, a Year of Service shall mean twelve months of employment, whether consecutive or not, with any Employer, determined by the method described in subsection (b) below."

                                       4.

             Section 2.2 is amended effective October 1, 1993 by adding the following subsection (c):

                     "(C)  SPECIAL PARTICIPATION RULES.

                              (1) International Banking Technologies, Inc. Eligible Employees of International Banking Technologies, Inc. ("IBT") who were employed by IBT for at least three months as of October 1, 1993 and who had attained age 18 became Covered Participants under the Plan as of October 1, 1993. All other Eligible Employees of IBT shall become Covered Participants in accordance with the requirements of subsections (a) and (b) above.

                              (2) VIPS, INC. Eligible Employees of VIPS, INC. ("VIPS") who were employed by VIPS for at





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                     least six months as of April 1, 1994 and who had attained
                     age 18 became Covered Participants under the Plan as of April 1, 1994. All other Eligible Employees of VIPS shall become Covered Participants in accordance with the requirements of subsections (a) and (b) above.

                        (3) Master Collectors. Eligible Employees of Master Ventures, Inc., The Master Collectors of Colorado Inc., Master Collectors of Dallas, Inc., The Master Collectors of Maryland, Inc., and Texas Master Collectors, Inc. (collectively "Master Collectors") who were employed by Master Collectors for at least six months as of June 1, 1994 and who had attained age 18 became Covered Participants under the Plan as of June 1, 1994. All other Eligible Employees of Master Collectors shall become Covered Participants in accordance with the requirements of subsections (a) and (b) above."

                                       5.

             Subsection 3.1(a) is amended effective January 1, 1995 by adding the following at the end of such subsection:

             "Effective for Plan Years beginning on or after January 1, 1995, no Profit Sharing Contributions shall be made under the Plan."





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                                       6.

             Subparagraph 3.1(e)(ii)[E] is amended by deleting the last sentence thereof and by substituting the following:

             "In the case of a Highly Compensated Employee who is either a 5% owner or one of the ten most highly compensated Employees and is thereby subject to the family aggregation rules of section 414(q)(6) of the Code, the Actual Deferral Percentage for the family group (which is treated as one Highly Compensated Employee) is the Actual Deferral Percentage determined by combining the contributions and compensation of all Eligible Participants who are family members described in section 414(q)(6)(B) of the Code. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all such family members are disregarded in determining the Actual Deferral Percentage for Highly Compensated Employees and for those Employees who are not Highly Compensated Employees."

                                       7.

             Paragraph 3.1(e)(ii) is amended by adding the following subparagraphs [F], [G], [H], and [I]:

                     "[F]  Basic Contributions will be taken into account for
             purposes of the Actual Deferral Percentage test for a Plan Year only to the extent such Basic Contributions are allocated to the Eligible Participant





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             as of a date within that Plan Year in accordance with Treasury
             Regulation section 1.401(k)-1(b)(4).

                     [G]  In applying subsection 3.1(e), all Basic
             Contributions made under two or more plans aggregated for purposes of sections 401(a)(4) and 410(b) of the Code (except with respect to section 410(b)(2)(A)(ii) of the Code) shall be treated as having been made under a single plan, and if two or more plans are permissively aggregated for purposes of section 401(k) of the Code, the aggregated plans shall also satisfy sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

                     [H]  The Actual Deferral Percentage of a Highly
             Compensated Employee will be determined by treating all plans subject to section 401(k) of the Code under which the Highly Compensated Employee is eligible to participate (other than those plans that may not be permissively aggregated) as a single plan.

                     [I]  For purposes of subsection 3.1(e), qualified
             nonelective contributions and Matching Contributions may be treated as Basic Contributions only if the conditions described under Treasury Regulation section 1.401(k)-1(B)(5) are satisfied."

                                       8.

             Subparagraph 3.1(g)(ii)[C] is amended by deleting the current provision and by substituting the following:





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             "In the case of a Highly Compensated Employee who is either a 5%
             owner or one of the ten most highly compensated Employees and is thereby subject to the family aggregation rules of section 414(q)(6) of the Code, the Average Contribution Percentage for the family group (which is treated as one Highly Compensated Employee) is the Average Contribution Percentage determined by combining the contributions and compensation of all Eligible Participants who are family members as defined in section 414(q)(6) of the Code. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all family members are disregarded in determining the Average Contribution Percentage for Highly Compensated Employees and for those Employees who are not Highly Compensated Employees."

                                       9.

             Paragraph 3.1(g)(ii) is amended by adding the following subparagraphs [D], [E] and [F]:

                     "[D]  The Average Contribution Percentage of a Highly
             Compensated Employee will be determined by treating all plans subject to section 401(m) of the Code under which the Highly Compensated Employee is eligible to participate (other than those plans that may not be permissively aggregated) as a single plan.





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                     [E]  In applying subsection 3.1(g), all employee and
             matching contributions that are made under two or more plans aggregated for purposes of sections 401(a)(4) and 410(b) of the Code (other than with respect to section 410(b)(2)(A)(ii) of the Code) shall be treated as having been made under a single plan and if two or more plans are permissively aggregated for purposes of section 401(m) of the Code, the aggregated plans shall also satisfy sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

                     [F]  Basic Contributions and qualified matching
             contributions may be treated as Matching Contributions only if the conditions described in Treasury Regulation section
             1.401(m)-1(b)(5) are satisfied."

                                      10.

             Section 3.1 is amended by adding the following subsection (h):

                     "(h)  QUALIFIED NONELECTIVE CONTRIBUTIONS AND QUALIFIED
             MATCHING CONTRIBUTIONS. Notwithstanding any other provision of the Plan to the contrary, to the extent the Plan Administrator deems it appropriate to satisfy either the Actual Deferral Percentage test of paragraph 3.1(e)(ii) or the Average Contribution Percentage test of paragraph 3.1(g)(i), the Employer may contribute or reclassify amounts that are designated as "qualified nonelective contributions"





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             within the meaning of section 401(m)(4)(C) of the Code or as
             "qualified matching contributions" within the meaning of Treasury regulations issued pursuant to sections 401(k) and 401(m) of the Code, which amounts may be allocated, at the direction of the Employer and in accordance with applicable Treasury regulations under sections 401(k) and (m) of the Code, only among the appropriate Accounts of those Eligible Participants who are not Highly Compensated Employees. For this purpose, a "qualified nonelective contribution" shall mean a contribution by the Employer (other than a Matching Contribution) with respect to which the Eligible Participant may not elect to have the contribution paid to him in cash rather than being contributed to the Plan and which shall be subject to the same distribution restrictions as Basic Contribution in the event it is used to satisfy the Actual Deferral Percentage Test and which shall be subject to the same distribution restrictions as a Matching Contribution to the extent it is used to satisfy the Actual Contribution Percentage test. Any contributions under this section shall be treated as "Elected Contributions" only if the conditions described in Treasury Regulation section 1.401(k)-1(b)(5) are satisfied. Any such contributions shall be fully vested and nonforfeitable and may not be withdrawn pursuant to section 4.3."





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                                      11.

             The Plan is amended by adding the following new Article 3.1A:

                     "3.1A  MULTIPLE USE LIMITATION.  For purposes of the tests contained in paragraphs 3.1(e)(ii) and 3.1(g)(i), the Plan shall comply with the multiple use test under Treasury Regulation section 1.401(m)-2(b), which is incorporated herein by reference. In the event that the foregoing multiple use test is not satisfied, the Plan Administrator shall make such corrections and adjustments necessary to satisfy such test by the reduction of the Average Contribution Percentage of those Highly Compensated Employees eligible to make Basic Contributions and receive Matching Contributions. If the Plan Administrator does not make the foregoing reductions, the Employer may make a qualified nonelective or matching contribution as a means of complying with the multiple use limitations."

                                      12.

             Subsection 4.1(d) is amended effective January 1, 1995 by adding the following at the end of the existing provision:

             "Pursuant to the cessation of Profit Sharing Contributions effective January 1, 1995, all Profit Sharing Accounts shall become fully vested and nonforfeitable as of that date."





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                                      13.

             Subsection 4.2(b) is amended effective January 1, 1995 by adding the following after the second sentence thereof:

             "Notwithstanding the foregoing, with respect to distributions to be made or begun on or after January 1, 1995, a Participant my also elect to receive his Account balances in one of the following forms of distribution:

                     (i) quarterly, semi-annual or annual installments over a period not to exceed the life or life expectancy of the Participant or the joint lives or life expectancies of the Participant and his beneficiaries (which life expectancies shall not be subject to recomputation),

                     (ii)     a single life annuity, or

                     (iii)    a joint and 50% or 100% survivor annuity.   In the
                              event aParticipant at any time elects to receive an annuity, he shall become subject to the Annuity Amount rules."

                                      14.

             Subsection 4.2(c) is amended effective January 1, 1995 by adding the following at the end of the existing provision:

             "Effective January 1, 1995, the amount to be distributed to a Participant with respect to amounts invested in the Company Stock Account shall be





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             determined based on the cash value of the shares of Company Stock on the date of sale."

                                      15.

             Subsection 4.3(b) is amended effective January 1, 1995 by deleting the phrase following the semi-colon and by substituting the following:

             "provided, however, that the total value of the Participant's Basic Account on December 31, 1988 and the Participant's Profit Sharing Account on December 31, 1994, including both Basic Contributions and Profit Sharing Contributions and earnings thereon through such dates, may be withdrawn if the other requirements set forth in this subsection (b) are satisfied."



                                      16.

             Subsection 4.4(b) is amended January 1, 1995 by adding the following after the first sentence thereof:

             "Effective January 1, 1995, no loan consolidations shall be allowed under the Plan, and a Participant may not have more than one loan outstanding at any time."

                                      17.

             Subsection 4.4(c) is amended January 1, 1995 by adding the following after the third sentence thereof:

             "Effective January 1, 1995, the Plan Administrator and Trustee shall treat any defaulted loan as an individual





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             investment of the Participant's Accounts, and such loan shall no longer be treated as part of the general investments of the Fixed Income Fund."

                                      18.

             Section 4.5 is amended by adding the following paragraph (e) effective January 1, 1993 and the following paragraphs (f) and (g) effective January 1, 1995:

                     (e)      ELIGIBLE ROLLOVER DISTRIBUTIONS.

                              (i)     GENERAL.  This subsection applies to
             distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                              (ii)  DEFINITIONS.  For purposes of this
             subsection, the following definitions shall apply.

                                    [A]    Eligible Rollover Distribution.
                              An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is





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                              one of a series of substantially equal periodic
                              payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; a deemed distribution of a loan amount under section 72(p) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                                      [B]    Eligible Retirement Plan.  An
                              eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an





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                              eligible rollover distribution to the surviving
                              spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                                      [C]      Distributee.  A distributee
                              includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                                      [D]      Direct Rollover.  A direct
                              rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                     (f) DISTRIBUTION TIMING. Notwithstanding anything to the contrary, a Participant receiving a distribution (including a hardship withdrawal or a loan) under the Plan that is not subject to the Annuity Amount rules may waive the 30-day period in which to consider whether to receive a distribution after being clearly informed that he has the right to consider whether to elect a distribution for at least 30 days.

                     (g) UNPAID BENEFITS. If a terminated Participant's vested Account balances under the Plan do not exceed $10 and remain unpaid for 1 year because the





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             individual entitled to such benefit cannot be located, such
             Account balances shall be forfeited. If, however, the individual entitled to the Account balances thereafter applies to receive such benefit and the Plan Administrator determines that such application is valid, the forfeited Accounts, plus gains and losses based on the assumption that the Accounts had remained invested in the investment fund or funds from which they were forfeited, shall be restored."

                                      19.

             Paragraph 5.1(a)(i) is amended effective January 1, 1995 by adding the following at the end of such paragraph:

             "provided, however, that effective January 1, 1995, the Profit Sharing Account shall be merged into the Basic Account;"

                                      20.

             Subsection 5.4(b) is amended by deleting the first sentence thereof and by substituting the following:

             "Second, the Basic Contributions for such Plan Year (including any qualified nonelective contributions treated as Basic
             Contributions) shall be credited to the Basic Accounts of those Participants for whom such contributions were made."





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                                      21.

             Subsection 5.4(c) is amended by deleting that portion of the first sentence thereof that precedes the semicolon and by substituting the following:

             "Third, the Matching Contributions for such Plan Year (including any qualified matching contributions treated as Matching Contributions) shall be credited to the Matching Accounts of those Participants for whom such contributions were made."

                                      22.

             Subsection 5.4(f) is amended effective January 1, 1995 by deleting the last sentence thereof and by substituting the following:

             "If such forfeited amounts exceed the Matching Contribution such Plan Year, prior to reduction by the credit for forfeitures, then such excess amounts shall be allocated among all Active Participants who are not Highly Compensated Employees on the basis of Total Compensation for the Plan Year."

                                      23.

             Section 5.6 is amended by adding the following subsections (o),
(p), and (q):

                     "(o)  RULES RELATING TO SPECIAL ACCOUNTS FROM THE
             TELECHECK PITTSBURGH SAVINGS PLAN.  These Special





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             Accounts shall be subject to the following additional rules:

                              (i) These Special Accounts are fully vested and nonforfeitable.

                              (ii) These Special Accounts shall be subject to the Annuity Amount rules.

                              (iii) Participants may also elect distributions in the form of

                                      [A]      a joint and 100% survivor
                                               annuity with the surviving
                                               spouse or another contingent
                                               annuitant;

                                      [B]      a single life annuity with
                                               payments for a period certain of
                                               5 or 15 years;

                                      [C]      a single life annuity with an
                                               installment refund feature; and

                                      [D]      a fixed period annuity of at
                                               least five years' duration but
                                               not in excess of the life
                                               expectancy of the Participant
                                               and his Beneficiary.

                                      These forms of benefit are available both with respect to distribution to the Participant and with respect to any qualified preretirement survivor annuity; provided, however, that option [D] above is not available in the case





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

                                      of a qualified preretirement survivor
                                      annuity if the Beneficiary is not the
                                      Participant's spouse.

                     (p) RULES RELATING TO SPECIAL ACCOUNTS FROM THE TELECHECK SERVICES, INC. RETIREMENT SAVINGS PLAN. These Special Accounts shall be subject to the following additional rule:

                              (i) The Participant may withdraw any amounts attributable to after-tax contributions and vested matching contributions.

                     (q) RULES RELATING TO SPECIAL ACCOUNTS FROM THE GENEX SERVICES, INC. 401(K) SAVINGS AND PROFIT SHARING PLAN. These Special Accounts shall be subject to the following additional rules:

                              (i)  Any amounts attributable to matching
                     contributions with respect to which a Participant made a special election to have such contributions vest upon the completion of one year of service under the GENEX Services, Inc. 401(k) Savings and Profit Sharing Plan shall continue to be subject to such accelerated vesting schedule.

                              (ii) A Participant who has attained age 59-1/2 is entitled to a distribution from his Special Account, regardless of whether he has terminated employment.


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

                                      24.

             Subsection 6.2(d) is amended by adding the following paragraph
(11):

             "(11) The Plan Administrator shall have the right to use electronic media to accomplish any or all of its functions under the Plan."


                                      25.

             Subsection 7.1(a) is amended effective January 1, 1995 by adding the following after the first sentence thereof:

             "Notwithstanding the foregoing, effective January 1, 1995, the amounts held in Profit Sharing Accounts at the time such Accounts are merged with the Basic Accounts shall be invested in the Fixed Income Fund and shall thereafter be subject to the investment direction of Participants as provided under subsection 7.1(c) as part of the Participants' Basic Accounts."

                                      26.

             Paragraph 7.1(b)(ii) is amended effective January 1, 1995 by changing the name of the investment fund from the "Guaranteed Fund" to the "Fixed Income Fund."

                                      27.

             Paragraph 7.1(b)(iii) is amended effective January 1, 1995 by changing the name of the investment fund from the "Equity Fund" to the "Balanced Fund."





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


                                      28.

             Subsection 7.1(c) is amended effective January 1, 1995 by adding the following after the second sentence thereof:

             "Effective January 1, 1995, the foregoing investment elections and modifications may be made as of any January 1, April 1, July 1 or October 1."




                                      29.

             Subsection 7.1(c) is further amended effective January 1, 1995 by deleting the fifth sentence thereof (taking into account the change made by the preceding paragraph of this amendment) and by substituting the following:

             "The Plan Administrator may authorize changes in investment elections and modifications on dates other than those dates specified above as special conditions may warrant."

             IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized corporate officer and its corporate seal to be hereto affixed, and the Trustee has executed same under seal and thereby accepted the Trust the day and year first written above.

THE COMPANY:                           FIRST FINANCIAL MANAGEMENT
                                       CORPORATION


(Corporate Seal)                       By:  Frank M. Malone
                                           ------------------------
                                       Title: Senior Vice President
                                              ---------------------
Attest:  Barry W. Burt
        -----------------




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

THE TRUSTEE:                      WACHOVIA BANK OF GEORGIA, N.A.


(Corporate Seal)                  By: Peter D.Quinn
                                      -------------

                                  Title: Vice President
                                         --------------
Attest: Vivian Autry
        ------------




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